Exhibit 99.5

Execution Version

AMENDMENT AND RELEASE

This Amendment and Release (this “Amendment”) is made as of August 13, 2020 (the “Amendment Date”) by and among Chaparral Energy, L.L.C. (the “Employer”), Chaparral Energy, Inc. (the “Company”) and Scott Pittman (“Executive,” and together with the Employer and the Company, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement dated as of April 22, 2019 (the “Employment Agreement”), pursuant to which Executive was retained as an employee of the Company;1

WHEREAS, in connection with Executive’s resignation from the Company on April 17, 2020, and Executive’s subsequent execution of the Release in accordance with Section 10 of the Employment Agreement, the Parties agreed that Executive was entitled to receive the Severance Payments in accordance with Section 7(a)(ii) of the Employment Agreement;

WHEREAS, the Parties agree that, as of the Amendment Date, Executive is entitled to $436,882.50 in outstanding Severance Payments (the “Outstanding Severance Payments”), payable in installments through June 4, 2021; and

WHEREAS, the Parties wish to restructure the Outstanding Severance Payments subject to the conditions set forth herein.

THEREFORE, in consideration of the mutual promises and covenants set forth herein, which consideration is acknowledged by the Parties to be good and sufficient, the Parties hereby agree to the following:

1. Severance Payments. Executive acknowledges that as of the Amendment Date, he has received payment of Severance Payments in the amount of $72,813.75, less applicable taxes and withholdings. The Parties hereby agree that in in lieu of the Outstanding Severance Payments, Executive shall be paid a single payment of $240,285.38, less applicable taxes and withholdings (the “Final Separation Payment”) on the earlier of (i) ten days after the effective date of a court-confirmed plan of reorganization for the Company (the “Plan”), and (ii) March 1, 2021; provided that if, prior to the payment of the Final Separation Payment (the date of such filing, the “Filing Date”), the Plan is confirmed and provides that General Unsecured Claims (as that term is defined in the Plan) are treated as impaired within the meaning of section 1124 of title 11 of the United States Code, then in lieu of the Final Separation Payment Executive shall be eligible to an amount equal to the Outstanding Severance Payments, less applicable taxes and withholdings, to be paid as follows (x) a single lump sum payment on the first regularly scheduled payroll date of the Employer on or following the Filing Date in the amount of the Outstanding Severance Payments that would otherwise have been paid to Executive had the Outstanding Severance Payments been paid in equal installments on the Employer’s regularly scheduled payroll dates following

[1]	Capitalized terms used but not otherwise defined in this Amendment shall have the meaning assigned thereto in the Employment Agreement.

August 13, 2020 until such payment date, and (y) any remaining amount of the Outstanding Severance Payments paid in equal or nearly equal installments on the Employer’s regularly scheduled payroll dates beginning on the Employer’s first regularly scheduled payday following the Filing Date until such amount is paid in full.

2. Release. Effective upon execution of this Amendment, for the good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, Executive hereby reaffirms release set forth in the Release with respect to any and all claims he may have or claim against the Company (for this purpose, as defined in the Release) from the Effective Date through the Amendment Date.

3. Modification of Amendment. This Amendment may be amended, revoked, changed or modified only upon a written agreement executed by the Parties. No waiver of any provision of this Amendment will be valid unless it is in writing and signed by the Party against whom such waiver is charged.

4. Joint Drafting. The Parties agree that they have jointly participated in the drafting and preparation of this Amendment, and that the language in this Amendment shall be construed as a whole according to its fair meaning, and not be construed for or against any of the Parties.

5. Signing Knowingly and Voluntarily. The Parties acknowledge that they are signing this Amendment knowingly and voluntarily and that they have not been pressured or coerced to do so by anyone connected with any of the other Parties.

6. Choice of Law; Jurisdiction. The Parties hereby acknowledge and agree that this Amendment is an Oklahoma contract to be governed by and interpreted in accordance with the laws of the State of Oklahoma, without reference to its conflicts of laws rules. The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within Oklahoma over any dispute arising out of this Amendment.

7. Severability. If any term of this Amendment shall be held to be invalid and unenforceable, the remaining terms of this Amendment are severable and shall not be affected thereby.

8. Counterparts. This Amendment may be signed in one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all Parties hereto, notwithstanding that all Parties have not signed the original or same counterpart. A scanned or facsimile copy of the signed Amendment shall have the same force and effect as the original.

9. Authority. The Parties acknowledge that each of them has had the benefit of legal counsel in entering into the Amendment, and they warrant, represent and agree that they, and each of them, understand all of the terms and are voluntarily executing the Amendment of their own free will, without coercion or duress. Each Party further represents and warrants that he/it has full authority and competence to enter into this Amendment.

10. Other Provisions. For the avoidance of doubt, all other provisions of the Employment Agreement not specifically amended herein remain in full force and effect in accordance with the terms of the Employment Agreement.

NOW, THEREFORE, the parties to this Amendment hereby set their hands and seals as of the Amendment Date.

/s/ Scott Pittman
Scott Pittman, Individually

Chaparral Energy, L.L.C.

/s/ Justin Byrne
By:	Justin Byrne
Its:	Vice President and General Counsel

Chaparral Energy, Inc.

/s/ Justin Byrne
By:	Justin Byrne
Its:	Vice President and General Counsel

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